UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM 8-K

                                CURRENT REPORT
               PURSUANT  TO  SECTION  13  OR  15(D)  OF  THE
                     SECURITIES  EXCHANGE  ACT  OF  1934

                      Date  of Report: August  17,  1998

                           THE QUIZNO'S CORPORATION
          (Exact name of registrant as specified in its charter)

  Colorado                        000-23174                  84-1169286
(State or other jurisdiction     (Commission               (IRS  Employer
    of  incorporation)           File Number)           Identification No.)

        1099  18th  Street,  Suite 2850, Denver,  Colorado,      80202
           (Address  of  principal executive  offices)          (Zip  Code)

        Registrant's  telephone number, including area code:    (303)  291-0999


Item 2.  Acquisition  or  Disposition  of  Assets.

      On August 17, 1998, the United States Bankruptcy Court for the District of Kansas in Kansas City approved and ordered the sale of certain assets of the bankruptcy estates, including the assumption and assignment of certain sandwich store leases, by three affiliated debtors in possession, Stoico Restaurant Group, Inc., Subs & Stuff, Inc., and Spaghetti Jack's, Inc. to Quizno's Kansas LLC. Quizno's Kansas, LLC had been the winning bidder in a Court supervised auction. The purchase price was $500,000, payable in cash. Among the assets purchased were the 12-unit Sub & Stuff restaurant chain in Wichita, Kansas. Quizno's Kansas LLC is a jointly owned Kansas limited liability company, owned and funded 70% by The Quizno's Corporation, and 30% by the Quizno's Area Director for the Wichita area, who is an independent contractor responsible for the sale of franchises in that area. The Quizno's Corporation funded its portion of the purchase price from internally generated funds. It is currently anticipated that 8 of the 12 units will be converted to QUIZNO'S Classic Subs restaurants and 4 units will be closed or sold.

Item  7.  Financial  Statements  and  Exhibits.
          List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

          (a) The required financial statements of the business acquired shall by filed with an amendment to this Form 8-K within sixty days of the date of the filing of this Form 8-K

          (b) The required pro forma financial information shall be filed with an amendment to this Form 8-K within sixty days of the date of filing of this Form 8-K.

          (c) Exhibits
              Exhibit  2.1       Asset Purchase Agreement among Stoico
              ------------
                                 Restaurant Group, Inc., d/b/a Stoico Food
                                 Service, Inc., Sub & Stuff, Inc. and
                                 Spaghetti  Jack's,  Inc.  and  Quizno's
                                 Kansas  LLC.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                  THE  QUIZNO'S  CORPORATION


Date:  September  1,  1998                       By:  /s/ John L. Gallivan
                                                      --------------------
                                                      John  L.  Gallivan,
                                                      Chief  Financial  Officer